UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2011

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Compensatory Arrangement of Certain Officers.

On June 23, 2011, the Compensation Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (the “Company”) established a restricted stock unit (“RSU”) award program (“RSU Program”) for certain key employees, including the following executive officers of the Company, who were designated as named executive officers of the Company for its 2011 fiscal year  (“Named Officers”): President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.

Under the RSU Program, on June 23, 2011, Named Officers were granted two types of RSU awards: (i) RSU awards that vest over the employee’s service with the Company (“Retention RSUs”) and (ii) RSU awards that vest on the satisfaction of a specified performance condition (“Performance RSUs”), as follows:

Named Officer	Retention RSUs	Performance RSUs	Total RSUs
Oleg Khaykin	25,000	86,000	111,000
Ilan Daskal	10,000	24,000	34,000
Michael Barrow	10,000	24,000	34,000
Timothy E. Bixler	6,500	12,000	18,500

All RSU awards were made under the Company’s 2000 Incentive Plan, as amended (the “Plan”).

Retention RSUs.  For the Retention RSUs, one third of the RSU award vests on each of the first three anniversaries of the grant date, subject to continued service with the Company and the other terms and conditions of the Plan and applicable award agreement. In connection with the adoption of the RSU Program, the Compensation Committee adopted an updated form of Retention RSU award agreement (“Retention RSU Agreement”) for the awards, substantially in the form attached hereto as Exhibit 10.1.

The Retention RSU Agreement contains provisions for the forfeiture of unvested portions of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of the death or permanent disability.  Additionally, the Retention RSU Agreement provides for acceleration of vesting in the event of a Change in Control (as defined in the Retention RSU Agreement) combined with a termination of employment or resignation for Good Reason (as each of “Change in Control” and “Good Reason” are defined in the Retention RSU Agreement), all on certain terms and conditions as set forth in the Retention RSU Agreement.  The description of the terms and conditions of the Retention RSU Agreement herein is qualified in its entirety by reference to the actual form of Retention RSU Agreement  which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Performance RSUs. For the Performance RSUs, each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the extent to which the Company’s Final Average Share Price (as defined below) exceeds the Fair Market Value (as determined under the Plan) of a share of Company common stock on the grant date of the award (the “Base Price”).

If the Final Average Share Price is equal to or greater than one hundred and thirty three percent (133%) of the Base Price, one hundred percent (100%) of the total number of units subject to the award shall vest as of the end of the Company’s 2014 fiscal year (the “Vesting Date”).  If the Final Average Share Price is less than one hundred and thirty three percent (133%) of the Base Price, the total number of units subject to the award (if any) that vest as of the Vesting Date will be reduced (but not below zero) proportionately by three percent (3%) for each whole percentage point by which the percentage appreciation of the Final Average Share Price over the Base Price is less than thirty three percent (33%).  Any fractional unit will be rounded down to the next whole unit.  For example:  If the Final Average Share Price is 127.5% of the Base Price, eighty three and one-half percent (83.5%) of the total number of units subject to the award shall vest as of the Vesting Date.

For the purposes of the award,  “Final Average Share Price” means the unweighted average of the daily closing prices of the Company’s shares of common stock on the New York Stock Exchange for all trading days in the Company’s fiscal year ending in June 2014; provided, however, that in determining the Final Average Share Price, the Compensation Committee shall add back any ordinary or extraordinary cash dividends (without interest) paid by the Company on the common stock during the Company’s fiscal year ending in June 2014.

The determination of whether, and to the extent, the vesting condition has been achieved shall be made by the Compensation Committee.   Any Performance RSUs that do not vest as of  the Vesting Date shall terminate.

In connection with the adoption of the RSU Program, the Compensation Committee adopted a form of Performance RSU award agreement for the awards (“Performance RSU Agreement”), substantially in the form set forth in Exhibit 10.2 filed herewith.

The Performance RSU Agreement contains provisions for the forfeiture of the award under certain events, including termination of employment, and certain rights for the proration of vesting in the event of the death or permanent disability.  Additionally, the Performance RSU Agreement provides for acceleration of the Vesting Date and determination of whether the performance condition has been met in the event of a Change in Control (as defined in the Performance RSU Agreement),  on certain terms and conditions as set forth in the Performance RSU Agreement.  The description of the terms and conditions of the Performance RSU Agreement herein is qualified in its entirety by reference to the actual form of Performance RSU Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

As part of its annual performance and compensation review process, the recent practice of the Compensation Committee had been to approve  annual equity awards for the Company’s Named Officers in the first quarter of the Company’s fiscal year.  These awards were made contemporaneously with awards to employees generally and after considering the previous fiscal year’s performance and other factors.  For example, for fiscal year 2011, the Compensation Committee approved equity awards for employees, including the Company’s Named Officers, on July 7, 2010, the second week of the Company’s 2011 fiscal year.  Those awards included consideration of the Company’s fiscal year 2010 performance. Commencing with the equity awards made on June 23, 2011, the Company intends to grant annual equity awards to employees, including Named Officers, in the last few weeks of the fiscal year in order to better align pay with the Company’s performance during the fiscal year of grant and its performance review process, rather than granting that same award in the first few weeks of the subsequent fiscal year.  As a result of this change in process, Named Officers who received equity awards in July 2010 received a second equity award in June 2011, with both awards occurring within the same 2011 fiscal year, even though these awards were made more than eleven months apart.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Updated Form of Named Officer Retention Restricted Stock Unit Award Agreement.
10.2	Updated Form of Performance Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2011	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Updated Form of Named Officer Retention Restricted Stock Unit Award Agreement.

10.2	Updated Form of Performance Restricted Stock Unit Award Agreement.